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                                                                   EXHIBIT 99(D)

                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT (the "Agreement") is entered into as of this 25th day of March, 2005, by and between Venture Equities Management, Inc., an Illinois corporation (herein referred to as "Seller"), and LaSalle UAI Holdings, LLC, a Delaware Limited Liability Company (herein referred to as "Purchaser").

                                    RECITALS

      A. The Seller is the record beneficial owner of 201,438 shares of the issued and outstanding Series A preferred stock, $0.01 par value per share (the "Class A Shares"), being all of the issued and outstanding shares of Class A preferred stock of Universal Automotive Industries, Inc., a Delaware corporation (herein referred to as the "Company").

      B. On March 21, 2005, Seller agreed to sell to Purchaser, and Purchaser agreed to purchase from Seller, all of the Class A Shares;

      C. The parties have agreed to enter into this Agreement in order to consummate the sale of the Class A Shares on the terms and subject to the conditions set forth herein.

                                    AGREEMENT

      THEREFORE, in consideration of the foregoing Recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Purchaser and Seller agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      As used herein, the following terms shall have the meanings ascribed to them in this Article I:

      1.1 Affiliate. A Person or Persons that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

      1.2 Agreement. This Agreement, together with all Exhibits referred to herein.

      1.3 Call Option. The Call Option as defined in Section 4.2 of this Agreement.

      1.4 Call Exercise Price. The Call Exercise Price as defined in Section 4.2 of this Agreement.

      1.5 Class A Shares. The Class A Shares as defined in the Recitals to this Agreement.

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      1.6 Closing. The closing of the transactions contemplated by this
Agreement.

      1.7 Closing Date. Upon satisfaction of the contingencies set forth herein or such other date as the parties may agree in writing, upon which the closing of the transactions contemplated by this Agreement shall occur.

      1.8 Closing Price. The Closing Price as defined in Section 3.1 of this Agreement.

      1.9 Common Stock. The Common stock, par value $0.01 per share, of Universal Automotive Industries, Inc.

      1.10 Company. The Company as defined in the Recitals to this Agreement.

      1.11 Consents. The consents of the individuals, corporations, partnerships, governmental agencies and other entities whose consent or approval is required for execution, delivery or performance of the Agreement.

      1.12 Control or Controlled By. The term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

      1.13 Indemnified Parties. The Indemnified Parties as defined in Article V of this Agreement.

      1.14 Exhibits. Exhibits A and B hereto and made a part hereof.

      1.15 Note. The Non-Recourse Promissory Note described in Section 3.1 of this Agreement in the form of Exhibit A annexed hereto as from time to time amended, modified and/or restated.

      1.16 Obligations. The obligation of Purchaser pursuant to Article III.

      1.17 Option Period. The two-year period commencing on the Closing Date and terminating 7:00 p.m. CDT on March 25, 2007.

      1.18 Person. Any natural person, corporation, partnership, limited partnership, limited liability company, trust, unincorporated organization, governmental authority or any other form of legal entity.

      1.19 Purchase Price. The consideration given by Purchaser to Seller pursuant to Article III in consideration for the Shares.

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      1.20 Put Option. The Put Option as defined in Section 4.1 of this
Agreement.

      1.21 Put Exercise Price. The Put Exercise Price as defined in Section 4.1 of this Agreement.

      1.22 Reconveyance Date. The Reconveyance Date as defined in Section 4.3 of this Agreement.

      1.23 Securities Act. The Securities Act as defined in Section 7.4 of this Agreement.

      1.24 Security Agreement. The Stock Pledge and Security Agreement as described in Section 3.2 of this Agreement in the form of Exhibit B annexed hereto as from time to time amended or modified.

      1.25 Shares. The Class A Shares as described in the Recitals and the Underlying Common Stock together with any additional securities now or hereafter acquired as a result of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise, and all cash, securities, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Class A Shares, Underlying Common Stock or other securities.

      1.26 Transaction Fee. The Transaction Fee as defined in Section 4.3 of this Agreement.

      1.27 Underlying Common Stock. The shares of common stock, par value $0.01 per share, issuable on exercise of the conversion rights of the Class A Shares, including any common stock or other securities issued with respect to the Underlying Common Stock by reason of any corporate reorganization, merger, consolidation, stock split, stock dividend, conversion, preemptive right or otherwise.

                                   ARTICLE II.
                           SALE AND PURCHASE OF SHARES

      Sale and Purchase of Shares. Subject to the terms of this Agreement.

      (a) Seller covenants and agrees to convey, transfer, sell and deliver to Purchaser on the Closing Date all of the Shares, free and clear of liens, encumbrances or adverse claims of any kind; and

      (b) Purchaser covenants and agrees to purchase all of the Shares and cause the Purchase Price to be paid to the Seller on the Closing Date as provided in
Article III.

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                                   ARTICLE III
                                      PRICE

      3.1 Purchase Price. Purchaser shall pay to Seller an amount equal to seventy (70%) percent of the market value of the Class A Shares (the "Closing Price"), calculated based upon the assumption that all of the Class A Shares had been converted to 2,513,357 shares of Underlying Common Stock as of the date hereof, then multiplying that number of shares of Underlying Common Stock by the "average market value" per share of Common Stock. For purposes of this Section 3.1, the "average market value" of the Common Stock means the average of the NASDAQ official close price of a share of the Common Stock on the NASDAQ Small Cap Market for the sixty (60th) consecutive trading days beginning on the first trading day after the date hereof. For purposes of this Agreement, the parties agree that the Closing Price as of the Closing Date shall be estimated to be $527,804.97, which amount shall be adjusted within ten (10) business days after the sixtieth (60th) trading day following the Closing Date. The estimated Closing Price as of the Closing Date shall be represented by Purchaser's promissory note payable to Seller, in the amount of $527,804.97 (as from time to time amended, modified and/or restated, the "Note"), which shall bear interest at the rate of eight (8%) percent per annum from date until paid, and due and payable in full, together with accrued interest thereon, the earliest of: (a) two years from the date of the Closing; (b) upon the exercise by Seller of the Call Option; and (c) upon the exercise by Purchaser of the Put Option. The form of the Note is attached hereto as Exhibit A. The Purchaser shall deliver an amended Note in the principal amount of the Closing Price and any amendment to the Security Agreement required by Seller within ten (10) business days after the sixtieth trading day following the Closing Date.

      3.2 Security for Obligations. The Note shall be secured by a pledge and security interest in the Shares in favor of Seller. In the event of a conversion of the Class A Shares to common stock, or in the event the Company is merged into any other entity or substantially all of the assets of the Company are acquired by any other entity, the shares of the surviving entity shall be substituted in lieu thereof. The form of Security Agreement is attached hereto as Exhibit B. The Note shall be non-recourse against Purchaser except to the extent of the Shares or the value thereof as realized in any proceedings seeking enforcement of the Note against the Shares.

                                   ARTICLE IV
                              PUT AND CALL OPTIONS

      4.1 Put Option. At any time during the Option Period, Purchaser shall have the right to elect to sell to Seller, and require Seller to purchase from Purchaser, the Shares (the "Put Option") by providing written notice to the Seller. The price to be paid by Seller for the Shares upon exercise of the Put Option shall be the original principal amount of the Note (as amended, if applicable) plus any previously paid or accrued interest on the Note (the "Put Exercise Price"). Payment of the Put Exercise Price shall be made in the following manner: (a) if the Note has not been paid at the time

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of exercise of the Put Option, by cancellation of the Note by Seller and the release of all security interests securing same; or (b) if the principal and/or interest on the Note has been paid in full or in part at the time of the exercise of the Put Option, in cash to the extent any such payments have been made and, to the extent principal and/or interest remain unpaid, by cancellation of the Note by Seller and the release of all security interests securing same. Except as provided in Article V, no other payments shall be due by Seller in connection with Purchaser's exercise of the Put Option.

      4.2 Call Option. At any time during the Option Period, Seller shall have the right to elect to buy from Purchaser, and require Purchaser to sell to Seller, the Shares (the "Call Option") by providing written notice to Purchaser. The price to be paid by Seller for the Shares upon exercise of the Call Option shall be the original principal amount of the Note (as amended, if applicable) plus any accrued interest due under the Note (the "Call Exercise Price"). Payment of the Call Exercise Price shall be made in the following manner: (a) if the Note has not been paid at the time of exercise of the Call Option, by cancellation of the Note by Seller and the release of all security interests securing same; or (b) if the principal and/or interest on the Note has been paid in full or in part at the time of the exercise of the Put Option, in cash to the extent any such payments have been made and, to the extent principal and/or interest remain unpaid, by cancellation of the Note by Seller and the release of all security interests securing same. Except as provided in Section 4.3 and
Article V, no other payments shall be due by Seller in connection with Seller's exercise of the Call Option.

      4.3 Payments to LaSalle Investments, Inc. In the event Seller exercises the Call Option, Seller shall pay to LaSalle Investments, Inc., at the closing for the reconveyance of the Shares by Purchaser to Seller (the "Reconveyance Date"), a fee (the "Transaction Fee") equal to the lesser of: (a) an in-kind distribution of five (5%) percent of the Class A Shares and shares of Underlying Common Stock, if any, that are transferred to Seller on the Reconveyance Date; or (b) an in-kind distribution of that number of Class A Shares and shares of Underlying Common Stock having an aggregate average market value of Forty Thousand and No/100 (U.S. $40,000.00) Dollars, calculated as follows: (i) if the Class A Shares have not been converted to Common Stock, based upon the assumption that all of the Class A Shares had been converted to Underlying Common Stock on the second trading day prior to the Reconveyance Date, then multiplying the number of shares of Underlying Common Stock that would have been issued in the event of a conversion by the "average market value" per share of Common Stock; or (ii) if the Shares have been converted to Underlying Common Stock, based upon the "average market value" per share of Common Stock. For purposes of this Section 4.3, the "average market value" per share of the Common Stock means the average of the last reported sales price of a share of the Common Stock on the NASDAQ Small Cap Market for the ten (10) consecutive trading days ending on the second trading day prior to the Reconveyance Date.

      4.4 Power of Attorney. Purchaser appoints Seller as its duly authorized agent and attorney- in-fact for the purpose of effectuating the transfer of the Shares to Seller in the event that the Put Option or the Call Option is exercised. Seller shall be authorized to cause the Shares to be transferred to Seller's name on the books and records of the Company and, in connection therewith, is authorized to execute all papers, stock powers, assignments, deeds and documents and to perform acts necessary or desirable for the purpose thereof, including, without limitation to deliver the

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Shares to the Company for reissue in the name of Seller.

                                    ARTICLE V
                                 INDEMNIFICATION

      In consideration of Purchaser agreeing to acquire the Class A Shares, Seller and Wanxiang America Corporation shall indemnify Purchaser, LaSalle Investments, Inc. and Robert Geras (collectively, the "Indemnified Parties") for any loss, liabilities or expense of any kind or nature whatsoever incurred by each and every of Indemnified Parties in connection with the execution or performance of this Agreement, the transactions contemplated by this Agreement, including, without limitation, the conveyance of the Class A Shares to Purchaser the performance of the Call Option and the Put Option, and/or the ownership and/or disposition of the Shares. The foregoing indemnification shall not apply to the extent that Seller is required to seek specific performance of the Purchaser's obligations under the Call Option but shall apply to the extent that Purchaser is required to seek specific performance of the Seller's obligations under the Put Option.

                                   ARTICLE VI.
               REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER

      As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to, and covenants with Purchaser as follows:

      6.1 Title to Shares. The Seller has good, valid and marketable title to all of the Shares of the Company being sold, free and clear of liens, claims, restrictions or encumbrances or any kind. Upon conveyance and delivery of the Shares to Purchaser and payment therefore by Purchaser as herein provided, Purchaser shall be the owner of such Shares free and clear of liens, claims, restrictions or encumbrances of any kind.

      6.2 Due Authorization. The execution and delivery by Seller of, and the performance by the Seller of his obligations under this Agreement have been duly and validly authorized and approved by all necessary action on the part of the Seller.

      6.3 Capital Stock. The Shares are validly issued, fully paid and nonassessable.

                                  ARTICLE VII.
             REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER

      As an inducement to Seller to enter into this Agreement, Purchaser represents and warrants to Seller and covenants with Seller as follows:

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      7.1 Corporate Status. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as it now is being conducted.

      7.2 Due Authorization. The execution, delivery and performance by Purchaser of this Agreement, and the consummation of the transactions contemplated thereby, have been duly and validly authorized and approved by all necessary action on the part of Purchaser.

      7.3 No Disposition of Shares. Purchaser shall not convey, alienate or assign any interest in the Shares until the full payment and performance of its obligations hereunder and under the Security Agreement.

      7.4 Purchaser's Investment Representations and Covenants. Purchaser understands that neither the Shares nor the Underlying Common Stock have been or will be registered under the Securities Act of 1933 (the "Securities Act") or qualified under applicable state securities laws. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act and qualification under applicable state securities laws based upon Purchaser's representations contained in this Agreement. Purchaser hereby represents and warrants as follows:

      (a) Purchaser is acquiring the Shares and the Underlying Common Stock for Purchaser's own account, for investment only, and not with a view towards distribution.

      (b) Purchaser acknowledges and agrees that the Shares and, if issued, the Underlying Common Stock, must be held indefinitely until they may be subsequently registered under the Securities Act or qualified under applicable state securities laws, or an exemption from such registration and qualification requirements is available. Purchaser also understands that there is no assurance that any exemption from registration or qualification will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Underlying Common Stock under the circumstances, in the amounts, or at the times Purchaser might propose.

      (c) The principal place of business of Purchaser is located in the State of Illinois.

      7.5 Subsequent Transfer. Purchaser agrees not to transfer the Shares or the Underlying Common Stock unless (a) a registration statement with respect to such securities shall be effective under the Securities Act; (b) the Company shall have received an opinion of counsel satisfactory to it that no violation of the Securities Act or similar state act will be involved in such transfer; or
(c) the Company shall have received a "No Action" letter from the Securities and Exchange Commission covering such transfer and an opinion as referred to above relating to state law.

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                                  ARTICLE VIII.
                                    REMEDIES

      Notwithstanding anything to the contrary contained in this Agreement, Seller's and Purchaser's maximum aggregate liability to the other for breach, in the absence of any intentional violation, of any material representations, warranties, covenants or obligations of Seller set out in this Agreement shall be one ($1.00) Dollar.

      In the event that either party shall default in the performance of its obligations under the Put Option or the Call Option, the non-defaulting party shall have the right to specific performance of the defaulting party's obligations.

                                   ARTICLE IX.
                                     CLOSING

      9.1 Time and Place. The Closing shall take place on the Closing Date at the offices of the Purchaser, or at such other time and place as the parties may agree in writing.

      9.2 Closing Transactions. The closing of the transactions under this Agreement shall be performed simultaneous with the delivery of executed counterparts to this Agreement (or execution of this Agreement by both parties) and the performance of the deliveries contemplated by this Article, after any and all Consents have been obtained. All documents and other instruments required to be delivered at the Closing shall be regarded as having been delivered simultaneously, and no document or other instrument shall be regarded as having been delivered until all have been delivered.

      9.3 Deliveries by Seller to Purchaser. At the Closing, Seller shall deliver or cause to be delivered to Purchaser:

            (a) Certificates representing all of the Class A Shares, each duly endorsed in blank or with a stock power duly endorsed in blank attached to such certificate, duly executed by Seller which will be attached with the stock power and otherwise in proper form for transfer, free and clear of all liens, claims and encumbrances of any nature whatsoever;

            (b) Such other instruments and documents as are (i) required by any other provisions of this Agreement or (ii) reasonably necessary, in the opinion of Purchaser or its counsel, to effect the performance of this Agreement by Seller.

      9.4 Deliveries by Purchaser to Seller. At the Closing, Purchaser shall deliver or cause to be delivered to Seller:

            (c) The executed Note in the original principal amount of $527,804.97 described in Section 3.1 of this Agreement;

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            (b) The executed Security Agreement described in Section 3.2 of this
Agreement and the stock certificate described therein;

            (c) Such other instruments and documents as are (i) required by any other provisions of this Agreement or (ii) reasonably necessary, in the opinion of Seller or its counsel, to effect the performance of this Agreement by Purchaser.

                                   ARTICLE X.
                            POST-CLOSING OBLIGATIONS

      10.1 Subsequent Liquidation or Merger of the Company. Following the Closing, all obligations of Purchaser and Seller hereunder, including Purchaser's and Seller's representations, warranties and indemnifications under this Agreement, shall survive the Closing and shall be deemed binding, operative and not waived notwithstanding any investigation, audit or other examination made by any other party.

      10.2 Further Assurance and Assistance. After the Closing Date, Seller shall, from time to time, upon the reasonable request of Purchaser, execute, acknowledge and deliver in proper form any instrument of conveyance or further assurance necessary or reasonably desirable to perfect in Purchaser, or its nominees, successors or assigns, as the case may be, title to the Shares. After the Closing Date, Purchaser shall, from time to time, upon reasonable request of Seller, execute and deliver and cause to be executed and delivered such additional documentation, including without limitation, additional stock pledge agreements as are necessary to effectuate the provisions of this Agreement and to create and perfect in favor of Seller his security interest in any and all future shares that are required to be pledged as collateral for the Obligations. After the Closing Date, in the event of the exercise of the Call Option or the Put Option, Seller and Purchaser shall execute acknowledge and deliver in proper form any instrument of conveyance or further assurance necessary or reasonably desirable to perfect in Seller, or its nominees, successors or assigns, as the case may be, title to the Shares and to evidence the cancellation of any and all indebtedness represented by the Note and any security interests securing the Note.

      10.3. Distributions From Company. In the event that Purchaser shall receive any distributions in money or in-kind from the Company with respect to the Shares, while the Call Option or the Put Option shall not have been exercised, Purchaser shall deliver same to Seller and shall execute such documentation and perform such actions as may reasonably be required by Seller in order to evidence a security interest in same. In the event of a transfer of the Shares pursuant to an exercise of the Call Option or the Put Option, such distributions shall be conveyed to Seller as part of the reconveyance of the Shares to Seller.

      10.4 Stock Transaction. Except as otherwise provided in this Section, Purchaser shall not cause or vote the Shares to permit the Company to sell or issue any additional shares of the Company, whether by initial issuance or the issuance of treasury shares or the issuance of any

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instruments having equity attributes or convertible into equity, declare any stock splits, issue any stock options or declare any dividends with respect to shares of the Company.

      10.5 Asset Dispositions. Except as otherwise provided in this Agreement, until payment of the Note in full, Purchaser shall not vote the Shares to permit the Company to dispose of any of the tangible or intangible assets of Company except for transactions in the ordinary course of business or isolated transactions of property not necessary for the operations of the business of Company, and only in the event that such disposition is made to a third party who is not an Affiliate of Company or Purchaser, in an arm's length transaction for reasonable consideration.

      10.6 Amended Note And Security Agreement. In the event the Closing Price is not equal to $527,804.97 as estimated on the Closing Date, the Purchaser shall deliver an amended Note in the principal amount of the Closing Price and any amendment to the Security Agreement required by Seller within ten (10) business days after the sixtieth trading day following the Closing Date.

                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

      11.1 Public Announcements. Prior to or within thirty days after closing, any announcements or similar publicity with respect to this Agreement or the transactions contemplated herein shall be at such time and in such manner as Seller and Purchaser shall mutually agree, provided, that nothing herein shall prevent either party upon notice to the other from making such public announcements as such party's counsel may consider advisable in order to satisfy that party's legal or contractual obligations in such regard.

      11.2 Confidentiality. All information disclosed heretofore by any party to the other party in connection with this Agreement shall be confidential by such other party, and shall not be used by such other party otherwise than for uses herein contemplated, except to the extent (a), it was known to such other party when received or as it is or hereafter becomes lawfully obtainable from other sources, (b) such duty as to confidentiality and non-use is specifically waived in writing by such disclosing party or (c) such disclosure or use is required by law or governmental regulation or order. Such obligation as to confidentiality and non-use shall survive termination of this Agreement.

      11.3 Post-Closing Deliveries. After the closing, any monies, checks, invoices, bills, receipts, notices, mails, communications and other instruments received by one party but directed toward or due to the other shall be promptly delivered to the other party.

      11.4 Expenses. Except as otherwise specifically provided herein, each party shall pay its own expenses, including attorney's fees, incurred in connection with this Agreement and the transactions contemplated thereby.

      11.5 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given
(i) upon receipt if delivered in

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person, or (ii) ten days after such notice is mailed by certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

                     (i) if to Purchaser:

                         LaSalle USA Holdings, LLC
                         Attn: Robert Geras
                         55 East Erie, #2905
                         Chicago, IL 60011

                     (ii) if to Seller:

                          Venture Equities Management, Inc.
                          Attn: Eric Xu
                          88 Airport Road
                          Elgin, IL 60123
                          with a copy to:

                          Douglas Draper

                          Heller, Draper, Hayden, Patrick & Horn, LLC
                          650 Poydras Street, Suite 2500
                          New Orleans, Louisiana 70130

or to such other addresses and/or addressees as may be specified by either party hereto pursuant to notice given by such party in accordance with the provisions of this Section 11.5.

      11.6 Benefits of the Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns. The fact that this Agreement was drafted previously by one party or its counsel shall not create any presumption that this Agreement should be construed in favor or against either party.

      11.7 Exhibits. The Exhibits hereto shall be construed with and as an integral part of this Agreement to the same effect as if the contents thereof had been set forth verbatim herein.

      11.8 Headings. The headings used in this Agreement are for convenience only, shall not be deemed to constitute a part hereof, and shall not be deemed to limit, characterize or in any way affect the provisions of this Agreement.

      11.9 Entire Agreement. This Agreement and such supplemental agreements, if any, as the parties shall make, contain the entire Agreement and understanding of the parties with respect to the subject matter hereof, and no other representations, promises, agreements or understandings regarding the subject matter hereof shall be of any force or effect unless in writing, executed by the party to be bound and dated on or subsequent to the date hereof. Except as expressly provided to

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the contrary herein, no person or entity other than the parties hereto shall have any right to rely upon the terms of this Agreement, and no party hereto shall have liability to any person or entity other than the other party hereto and his or its respective heirs or legal successors for reliance upon the representations and warranties contained herein.

      11.10 Gender and Number. Wherever from the context it appears appropriate, each item stated in either the singular or the plural shall include the singular and the plural, pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter gender, and terms defined in Article I hereof in either the singular or the plural may be used in either the singular or plural herein without otherwise changing the meaning thereof.

      11.11 Modifications and Waivers. No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing dated subsequent to the date hereof and signed by the parties intended to be bound. No waiver of any breach, term or condition of this Agreement by either party shall constitute a subsequent waiver of the same or any other breach, term or condition.

      11.12 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.13 Partial Invalidity. In case any one or more of the provisions contained herein for any reason shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

      11.15 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   "PURCHASER"

                                   LASALLE UAI HOLDINGS, LLC

                                   BY: LASALLE INVESTMENTS, INC., ITS MANAGER

                                   BY: /s/ Robert Geras
                                       ------------------------------

                                   "SELLER"

                                   VENTURE EQUITIES MANAGEMENT, INC.

                                   BY: /s/ Zemin Xu
                                       -----------------------------

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